Exhibit 99.2

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

GULF RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Shouguang City Rongyuan Chemical Co, Ltd.

We have audited the accompanying balance sheets of Shouguang City Rongyuan Chemical Co, Ltd. as of December 31, 2014 and 2013, and the related statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such an opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shouguang City Rongyuan Chemical Co, Ltd. at December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Bala Cynwyd, Pennsylvania
April 14, 2015

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
BALANCE SHEETS
(Expressed in U.S. dollars)

	December 31, 2014	December 31, 2013
Current Assets
Cash	$24,484,964	$20,694,343
Accounts receivable	16,182,025	21,936,300
Inventories	1,802,925	2,840,895
Prepaid land leases	83,273	83,573
Total Current Assets	42,553,187	45,555,111
Non-Current Assets
Property, plant and equipment, net	15,298,998	17,445,002
Prepaid land leases, net of current portion	3,997,085	3,973,380
Total non-current assets	19,296,083	21,418,382
Total Assets	$61,849,270	$66,973,493

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$6,720,609	$13,307,361
Retention payable	-	412,212
Taxes payable	958,869	1,002,886
Total Current Liabilities	7,679,478	14,722,459
Total Liabilities	7,679,478	14,722,459

Stockholders' Equity
Registered capital	40,335,350	40,335,350
Retained earnings unappropriated	11,336,725	10,429,473
Retained earnings appropriated	2,322,145	1,107,947
Cumulative translation adjustment	175,572	378,264
Total Stockholders’ Equity	54,169,792	52,251,034
Total Liabilities and Stockholders’ Equity	$61,849,270	$66,973,493

The accompanying notes are an integral part of these financial statements.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)

	Years Ended December 31,
	2014	2013
NET REVENUE
Net revenue	$52,384,605	$42,562,392

OPERATING EXPENSES
Cost of net revenue	(35,210,009)	(29,073,282)
Sales, marketing and other operating expenses	(291,855)	(274,269)
Research and development cost	(90,420)	(92,256)
General and administrative expenses	(805,119)	(663,535)
	(36,397,403)	(30,103,342)

INCOME FROM OPERATIONS	15,987,202	12,459,050

OTHER INCOME
Interest income	76,330	36,582
INCOME BEFORE INCOME TAXES	16,063,532	12,495,632

INCOME TAXES	(4,016,054)	(3,124,042)

NET INCOME	$12,047,478	$9,371,590

COMPREHENSIVE INCOME:
NET INCOME	$12,047,478	$9,371,590
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	(202,692)	776,995

COMPREHENSIVE INCOME	$11,844,786	$10,148,585

The accompanying notes are an integral part of these financial statements.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
STATEMENT OF STOCKHOLDERS’ EQUITY
(Expressed in U.S. dollars)

		Retained	Retained	Cumulative
	Registered	earnings	earnings	translation
	capital	unappropriated	appropriated	adjustment	Total
	$	$	$	$	$
BALANCE AT JANUARY 1, 2013	8,018,800	2,004,666	161,164	(398,731)	9,785,899
Translation adjustment	-	-	-	776,995	776,995
Capital contributed	32,316,550	-	-	-	32,316,550
Net income for year	-	9,371,590	-	-	9,371,590
Transfer to statutory common reserve fund	-	(946,783)	946,783	-	-
BALANCE AT DECEMBER 31, 2013	40,335,350	10,429,473	1,107,947	378,264	52,251,034
Translation adjustment	-	-	-	(202,692)	(202,692)
Net income for year	-	12,047,478	-	-	12,047,478
Dividend to stockholders	-	(9,926,028)	-	-	(9,926,028)
Transfer to statutory common reserve fund	-	(1,214,198)	1,214,198	-	-
BALANCE AT DECEMBER 31, 2014	40,335,350	11,336,725	2,322,145	175,572	54,169,792

The accompanying notes are an integral part of these financial statements.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Years Ended December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,047,478	$9,371,590
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of prepaid land leases	82,957	-
Depreciation and amortization	2,075,349	1,766,061
Changes in assets and liabilities:
Accounts receivable	5,653,837	(10,764,572)
Inventories	1,023,851	(1,223,632)
Accounts payable and accrued expenses	(5,426,782)	6,241,242
Taxes payable	(40,257)	279,413
Net cash provided by operating activities	15,416,433	5,670,102

CASH FLOWS FROM INVESTING ACTIVITIES
Additions of prepaid land leases	(1,208,107)	(2,794,850)
Purchase of property, plant and equipment	(409,171)	(2,961,384)
Net cash used in investing activities	(1,617,278)	(5,756,234)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to stockholders	(9,926,028)	-
Proceeds from borrowing from stockholders	-	2,582,720
Repayment of borrowing from stockholders	-	(15,496,320)
Proceeds from capital contributed	-	32,316,550
Net cash (used in) provided by financing activities	(9,926,028)	19,402,950

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(82,506)	151,942
NET INCREASE IN CASH	3,790,621	19,468,760
CASH - BEGINNING OF YEAR	20,694,343	1,225,583
CASH - END OF YEAR	$24,484,964	$20,694,343

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$4,105,363	$2,766,332

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES
Retention payable for purchase of property, plant and equipment	$-	389,703
Land lease payable	$-	1,197,793

The accompanying notes are an integral part of these financial statements.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013
(Expressed in U.S. dollars)

NOTE 1 –ORGANIZATION AND PRINCIPAL ACTIVITIES

Shouguang City Rongyuan Chemical Co, Ltd (“SCRC” or the “Company”) was incorporated in the People’s Republic of China (“PRC”) in June 2007.

The principal activities of the Company are the manufacture and sales of products used for human and animal antibiotics in China.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“USA”).

(b)	Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with original maturities of three months or less. Because of short maturity of these investments, the carrying amounts approximate their fair values. As of December 31, 2014 and 2013, the Company did not have any cash equivalents.

(c)	Accounts Receivable

Accounts receivable is stated at cost, net of allowance for doubtful accounts. The normal credit term extended to customers ranges between 120 and 180 days. The company reviews all receivables that exceed the term. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade and other receivables. A considerable amount of judgment is required in assessing the amount of allowance and the Company considers the historical level of credit losses. The Company makes judgments about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customer begins to deteriorate, resulting in their inability to make payments within credit term provided, a larger allowance may be required.

As of December 31, 2014 and 2013, allowances for doubtful accounts were nil. No allowances for doubtful accounts were charged to the income statement for the years ended December 31, 2014 and 2013.

(d)	Use of Estimates

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the USA and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  The most significant accounting estimates with regard to these financial statements that require the most significant and subjective judgments include, but are not limited to, useful lives of property, plant and equipment, recoverability of long-lived assets, determination of impairment losses, assessment of market value of inventories and provision for inventory obsolescence and allowance for doubtful accounts.

(e)	Concentration of Credit Risk

The Company is exposed to credit risk in the normal course of business, primarily related to accounts receivable and cash and cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained with financial institutions in the PRC, namely, Industrial and Commercial Bank of China Limited, which are not insured or otherwise protected. The Company placed $24,484,964 and $20,694,343 with these institutions as of December 31, 2014 and 2013, respectively.  The Company has not experienced any losses in such accounts in the PRC.

Concentrations of credit risk with respect to accounts receivable exists as the Company sells a substantial portion of its products to a limited number of customers. However, such concentrations of credit risks are limited since the Company performs ongoing credit evaluations of its customers’ financial condition. Approximately 91% and 83% of the balances of accounts receivable as of December 31, 2014 and December 31, 2013, respectively, were outstanding for those which are 120 days old or less. For the balances of accounts receivable aged more than 120 days as of December 31, 2014, 100% were settled in the two months ended February 28, 2015.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013
(Expressed in U.S. dollars)

 NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)  Inventories

Inventories are stated at the lower of cost, determined on a first-in first-out cost basis, or market. Costs of work-in-progress and finished goods comprise direct materials, direct labor and an attributable portion of manufacturing overhead.

(g)	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment losses. Expenditures for new facilities or equipment, and major expenditures for betterment of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs less 5% residual value over the estimated productive lives. All other ordinary repair and maintenance costs are expensed as incurred.

The Company’s depreciation and amortization policies on property, plant and equipment are as follows:

Useful life (in years)
Buildings	20
Plant and machinery	3-8
Furniture, fixtures and office equipment	3-5

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of December 31, 2014 and 2013.

(i)	Retirement Benefits

Pursuant to the relevant laws and regulations in the PRC, the Company participates in a defined contribution retirement plan for its employees arranged by a governmental organization. The Company makes contributions to the retirement scheme at the applicable rate based on the employees’ salaries. The required contributions under the retirement plans are charged to the income statement on an accrual basis when they are due. The Company’s contributions totaled $175,404 and $155,796 for the years ended December 31, 2014 and 2013, respectively.

(j)	Reporting Currency and Translation

The financial statements of the Company are measured using the local currency, Renminbi (“RMB”), as the functional currency; whereas the reporting currency of the Company is the United States dollar (“$”).

As such, the Company uses the “current rate method” to translate its PRC operations from RMB into $, as required under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) “Foreign Currency Matters”. The assets and liabilities of its PRC operations are translated into USD using the rate of exchange prevailing at the balance sheet date. The capital accounts are translated at the historical rate. Adjustments resulting from the translation of the balance sheets of the Company’s PRC subsidiaries are recorded in stockholders’ equity as part of accumulated comprehensive income. The statement of income and comprehensive income is translated at average rates during the reporting period. The statement of cash flows is translated at average rates during the reporting period, with the exception of capital contributed and payment of dividends which are translated at historical rates.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013
(Expressed in U.S. dollars)

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Foreign Operations

All the Company’s operations and assets are located in PRC. The Company may be adversely affected by possible political or economic events in the country. The effect of these factors cannot be accurately predicted.

(l)	Revenue Recognition

The Company recognizes revenue, net of value-added tax, when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained, which means the significant risks and ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured.

(m)	Research and Development

Research and Development cost are expensed as incurred.

(n)	Income Taxes

The Company accounts for income taxes in accordance with the Income Taxes Topic of the FASB ASC, which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their reported amounts at each period end. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. The guidance also provides criteria for the recognition, measurement, presentation and disclosures of uncertain tax positions. A tax benefit from an uncertain tax position may be recognized if it is “more likely than not” that the position is sustainable based solely on its technical merits.

(o)	Earnings Per Share

Earnings per share are not presented as the Company is a limited company formed under the laws of PRC in which no shares were issued. Ownership interest is determined in proportion to capital contributed. The owners of the interest are referred to as stockholders in these financial statements.

(p)   New Accounting Pronouncements

As of December 31, 2014 and for the year then ended, there were no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements. As of December 31, 2014, there were no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements through 2016.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013
(Expressed in U.S. dollars)
NOTE 3 –INVENTORIES

Inventories consist of:

	As of December 31,
	2014	2013

Raw materials	$368,944	$445,070
Finished goods	854,348	1,235,487
Work-in-progress	579,633	1,160,338
	$1,802,925	$2,840,895

NOTE 4 –PREPAID LAND LEASE

In December 2013, the Company entered into a lease agreement with Shouguang Bureau of Land and Resources for the rights to use land for a total lease amount of $4,056,953. The amount was recognized as prepaid land lease cost and is being amortized on a straight line basis over 50 years which is the term of the land use rights certificate. This parcel of land covered 11.64 acres.

During the year ended December 31, 2014, amortization of prepaid land lease totaled $82,957, which was recorded as cost of net revenue.

NOTE 5 –PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	As of December 31,
	2014	2013
At cost:
Buildings	$16,801,777	$16,862,433
Plant and machinery	8,533,748	8,564,556
Furniture, fixtures and office equipment	273,232	274,219
Total	25,608,757	25,701,208
Less: accumulated depreciation and amortization	(10,309,759)	(8,256,206)
Net book value	$15,298,998	$17,445,002

During the year ended December 31, 2014, depreciation and amortization expense totaled $2,075,349 of which $1,861,261 and $214,088 were recorded as cost of net revenue and administrative expenses, respectively.

During the year ended December 31, 2013, depreciation and amortization expense totaled $1,766,061 of which $1,572,068 and $193,993 were recorded as cost of net revenue and administrative expenses, respectively.

SHOUGUANG CITY RONGYUAN CHEMICAL CO, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013
(Expressed in U.S. dollars)

NOTE 6 –ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	As of December 31,
	2014	2013

Accounts payable	$6,630,676	$11,788,992
Salary payable	63,669	279,891
Social security insurance contribution payable	23,127	18,187
Other payables	3,137	1,220,291
Total	$6,720,609	$13,307,361

NOTE 7– TAXES PAYABLE

Taxes payable consists of the following:

	As of December 31,
	2014	2013

Income tax payable	$749,275	$841,952
Value added tax payable	104,492	106,851
Personal income tax	52,317	968
Other tax payables	52,785	53,115
Total	$958,869	$1,002,886

Note 8 –STOCKHOLDERS' LOAN

As of December 31, 2012, the Company owed the stockholders $12,913,600, which is unsecured, interest-free and has no stated term of repayment. In 2013, the stockholders lent the Company another amount of $2,582,720 under the same terms. The total amount due of $15,496,320 was settled in 2013. There is no amount owed to the stockholders as of December 31, 2014 and 2013.

NOTE 9 –EQUITY

Retained Earnings – Appropriated

In accordance with the relevant PRC regulations and the Company’s Articles of Association, the Company is required to allocate its profit after tax to the following reserve:

Statutory Common Reserve Fund

SCRC is required each year to transfer at least 10% of the profit after tax as reported under the PRC statutory financial statements to the Statutory Common Reserve Fund until the balance reaches 50% of the registered capital.  This reserve can be used to make up any loss incurred or to increase capital.  Except for the reduction of losses incurred, any other application should not result in this reserve balance falling below 25% of the registered capital. The Statutory Common Reserve Fund as of December 31, 2014 and 2013 for SCRC is 6% and 3% of its registered capital.

NOTE 10 – INCOME TAXES

Enterprise income tax (“EIT”) for SCRC in the PRC is charged at 25% of the assessable profits.

The effective tax rate for the years ended December 31, 2014 and 2013 is 25%. There was no material deferred taxation as of December 31, 2014 and 2013 and for the years then ended. There were no unrecognized tax benefits and accrual for uncertain tax position as of December 31, 2014 and 2013. There are no interest and penalties accrued as of and for the years ended December 31, 2014 and 2013. The PRC income tax returns related to the year ended December 31, 2011 are subject to examination by the PRC income tax authority.

NOTE 11 - MAJOR SUPPLIERS

For the year ended December 31, 2014, six suppliers each accounted for more than 10% of the Company’s purchases. In aggregate, these suppliers accounted for 77% of the Company’s total purchases. As of December 31, 2014, the amount due to these suppliers was $5,123,418. This concentration makes the Company vulnerable to a near-term severe impact should the relationship be terminated.

For the year ended December 31, 2013, four suppliers each accounted for more than 10% of the Company’s purchases. In aggregate, these suppliers accounted for 73% of the Company’s total purchases. As of December 31, 2013, the amount due to these suppliers was $7,297,112.

NOTE 12 – MAJOR CUSTOMERS

For the year ended December 31, 2014, a customer generated more than 10% of the Company’s revenue. Sales to this customer accounted for 10% of the Company’s revenue. As of December 31, 2014, the amount due from this customer was $2,123,886.

For the year ended December 31, 2013, two customers each generated more than 10% of the Company’s revenue. In aggregate, sales to these customers accounted for 22% of the Company’s revenue. As of December 31, 2013, the amount due from these two customers was $4,732,456.

NOTE 13 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of financial instruments, which consist of cash, accounts receivable and accounts payable and other payables, approximate their fair values due to the short-term nature of these instruments.  There were no material unrecognized financial assets and liabilities as of December 31, 2014 and 2013.

NOTE 14 – SUBSEQUENT EVENTS

The Company evaluated its subsequent events through April 14, 2015.

The Company declared dividends of $10,917,086 on January 5, 2015. The amount was fully paid on January 9, 2015.

On January 12, 2015, the Company entered into an Equity Interest Transfer Agreement (the “Agreement”) with Gulf Resources, Inc. (“Gulf”), a company incorporated in Delaware, USA and Shouguang City Haoyuan Chemical Company Limited (“SCHC”), a wholly owned subsidiary of Gulf incorporated in PRC. On February 4, 2015, the transactions contemplated by the Agreement between the Company, Gulf and SCHC were closed and the Company became a wholly owned subsidiary of SCHC.

GULF RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
(Expressed in U.S. dollars)

On January 12, 2015, Gulf Resources, Inc. (the “Company” or “Gulf”) and Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of the Company (“SCHC”), entered into an Equity Interest Transfer Agreement (the “Agreement”) with SCRC.

On February 4, 2015 the Company closed the transactions contemplated by the Agreement between the Company, SCHC and SCRC.

On the Closing Date, the Company issued 7,268,011shares of its common stock, par value $0.0005 per share (the “Shares”), at the closing market price of $1.84 per Share on the Closing Date to the four former equity owners of SCRC. The issuance of the Shares was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended. On the Closing Date, the Company entered into a lock-up agreement with the four former equity owners of SCRC. In accordance with the terms of the lock-up agreement, the shareholders have agreed not to sell or transfer the Shares for five years from the date the stock certificates evidencing the Shares are issued.

The sellers of SCRC agreed as part of the purchase price to accept 7,268,011 shares of Gulf Resources stock, based on a valuation of $2.00, which was a 73% premium to the price on the day the agreement was reached. For accounting purposes, these shares are now being valued at $1.84, which was the closing price of Gulf Resources' stock on the day of the closing of the agreement. The price difference between the original $2.00 and the current $1.84 is solely for accounting purposes. There has been no change in the number of shares issued.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma consolidated financial statements.

The accompanying unaudited pro forma consolidated balance sheet gives effect to the acquisition as if it had been consummated on December 31, 2014. The accompanying unaudited pro forma consolidated statement of income for the year ended December 31, 2014, gives effect to the acquisition as if it had been consummated on January 1, 2014.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of SCRC (included herein) as well as those of the Company. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

GULF RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014
(Expressed in U.S. dollars)

	Historical		Pro Forma		Pro Forma
	Gulf	SCRC	Adjustments		Consolidated
ASSETS
CURRENT ASSETS
Cash	$146,585,601	$24,484,964	$(66,305,606)	(a)	$104,764,959
Accounts receivable	41,997,862	16,182,025	(2,057,517)	(c)	56,122,370
Inventories	5,367,868	1,802,925			7,170,793
Prepayment and deposits	86,301	-			86,301
Prepaid land leases	51,024	83,273			134,297
Deferred tax assets	864	-			864
Other receivables	38,272	-			38,272
Total current assets	194,127,792	42,553,187			168,317,856

Property and equipment, net	124,350,781	15,298,998	2,818,668	(b)	142,468,447
Property and equipment under capital lease, net	1,339,602	-			1,339,602
Prepaid land leases, net of current portion	733,560	3,997,085	817,459	(b)	5,548,104
Deferred tax assets	2,430,417	-			2,430,417
Goodwill	-	-	21,872,827	(b)	21,872,827
Total non-current assets	128,854,360	19,296,083			173,659,397
Total Assets	$322,982,152	$61,849,270			$341,977,253

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,004,728	$6,720,609	(2,057,517)	(c)	$8,667,820
Retention payable	326,959	-			326,959
Capital lease obligation, current portion	205,128	-			205,128
Taxes payable	3,545,429	958,869			4,504,298
Total current liabilities	8,082,244	7,679,478			13,704,205
Non-Current Liabilities
Capital lease obligation, net of current portion	2,826,495	-			2,826,495
Total Liabilities	10,908,739	7,679,478			16,530,700

STOCKHOLDERS' EQUITY
Common stock	19,456	-	3,634	(a)	23,090
Registered capital		40,335,350	(40,335,350)	(b)	-
Additional paid-in capital	80,380,008	-	13,369,506	(a)	93,749,514
Treasury stock	(561,728)	-			(561,728)
Retained earnings unappropriated	183,480,402	11,336,725	(11,336,725)	(b)	183,480,402
Retained earnings appropriated	18,078,392	2,322,145	(2,322,145)	(b)	18,078,392
Cumulative translation adjustment	30,676,883	175,572	(175,572)	(b)	30,676,883
Total Stockholders' Equity	312,073,413	54,169,792			325,446,553

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$322,982,152	$61,849,270			$341,977,253

See accompanying notes to unaudited pro forma consolidated financial statements.

GULF RESOURCES, INC.AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2014
 (Expressed in U.S. dollars)

	Historical		Pro Forma	Pro Forma
	Gulf	SCRC	Adjustments	Consolidated

NET REVENUE
Net revenue	$113,660,331	$52,384,605	(5,419,443)	(d)	$160,625,493

OPERATING (EXPENSES) / INCOME
Cost of net revenue	(81,737,610)	(35,210,009)	5,175,249	(d)	(111,772,370)
Sales, marketing and other operating expenses	(105,588)	(291,855)			(397,443)
Research and development cost	(134,292)	(90,420)			(224,712)
Exploration cost	(488,880)	-			(488,880)
Write-off / Impairment on property, plant and equipment	(673,705)	-			(673,705)
Loss from disposal of property, plant and equipment	(9,866)	-			(9,866)
General and administrative expenses	(7,161,047)	(805,119)			(7,966,166)
Other operating income	468,878	-			468,878
	(89,842,110)	(36,397,403)			(121,064,264)

INCOME FROM OPERATIONS	23,818,221	15,987,202			39,561,229

OTHER INCOME (EXPENSES)
Interest expense	(203,296)	-	-		(203,296)
Interest income	482,885	76,330			559,215
	279,589	76,330			355,919
INCOME BEFORE INCOME TAXES	24,097,810	16,063,532			39,917,148

INCOME TAXES	(6,226,015)	(4,016,054)			(10,242,069)

NET INCOME	$17,871,795	$12,047,478			$29,675,079

COMPREHENSIVE INCOME:
NET INCOME	$17,871,795	$12,047,478			29,675,079
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	(1,077,846)	(202,692)			(1,280,538)

COMPREHENSIVE INCOME	$16,793,949	$11,844,786			$28,394,541

EARNINGS PER SHARE
Basic	$0.46				$0.65
Diluted	$0.46				$0.64

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	38,694,567		7,268,011		45,962,578
Diluted	39,260,627		7,268,011		46,528,638

See accompanying notes to unaudited pro forma consolidated financial statements.

GULF RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)

(a)	To record the cash and share consideration paid for acquisition of 100% of the equity of SCRC.

(b)	To record allocation of the purchase price to goodwill, property, plant and equipment and prepaid land lease upon acquisition and to eliminate the stockholders' equity of SCRC.

(c)	To eliminate intercompany balance between SCHC and SCRC.

(d)	To eliminate intercompany sales and record depreciation on increase in valuation of property, plant and equipment and prepaid land lease arising from acquisition of SCRC